                                                                  EXHIBIT 10.46





                              AMENDED AND RESTATED
                            INTERCREDITOR AGREEMENT


     This AMENDED AND RESTATED INTERCREDITOR AGREEMENT (the "Agreement") dated effective as of December 31, 1993, is entered into between Union Bank, a California banking corporation ("Union") and Bank of Oklahoma, National Association ("BOK").

                             W I T N E S S E T H:

     WHEREAS, Union and Dubach Gas Company, a Texas corporation ("Dubach") entered into a certain Amended and Restated Term Loan and Revolving Credit Agreement dated as of July 26, 1991, as previously amended and as further amended and modified effective as of November 2, 1993 and as of December
21, 1993 (collectively, the "Union Credit Agreement"), pursuant to which
Union eliminated its Acquisition Loan and its Working Capital Loans credit facilities to Dubach and modified its $400,000 Debt Reserve Loan and modified and extended its revolving credit facility to Dubach in the reduced maximum amount of $10,000,000 for the limited purpose of issuance of letters of credit by Union on Dubach's account on or before February 28, 1994 in connection with Dubach's refining and refinery operations and certain gas marketing operations with expiration dates no later than March 31, 1994 and which Union revolving credit facility is guaranteed by Dubach's corporate parent, Cornerstone Natural Gas, Inc., formerly known as Endevco, Inc., a Delaware corporation ("Cornerstone");

     WHEREAS, the Debt Reserve Loan matured on November 29, 1993 and the revolving credit facility extended by Union to Dubach pursuant to the Union Credit Agreement matures no later than March 31, 1994 and until such expiration date, the contingent liabilities of Union under all letters of credit issued to Dubach pursuant to the Union Credit Agreement will be secured by (i) all of Dubach's Accounts, Contracts, Contract Rights, Inventory and General Intangibles and (ii) Dubach banking accounts with Union, all commercial paper purchased by Dubach and issued by Union commercial Funding Corporation and Dubach's account number 0100136050 with BancOne, Dallas, Texas (the types of collateral described in clauses (i) and (ii) , including all proceeds thereof, being collectively referred to herein as the "Dubach Soft Collateral");

     WHEREAS, Dubach entered into that certain Revolving credit and Term Loan Agreement with BOK effective as of November 2, 1993 (the "BOK Credit Agreement") pursuant to which BOK has extended to Dubach, Cornerstone and other corporate subsidiaries of Cornerstone therein described and defined (collectively, the "Borrowers") a certain $5,800,000 term credit facility and a $6,000,000 revolving line of credit secured, INTER ALIA, by the Dubach
Soft Collateral and certain other types and items of Collateral as that term is described and defined in the Security Agreement and Assignment from the Borrowers (including Dubach) to BOK dated as of even date with the BOK Credit Agreement and certain other Security Instruments described and defined in the BOK Credit Agreement;

     WHEREAS, until the union revolving line of credit established pursuant to the Union Credit Agreement automatically and irrevocably matures on March 31, 1994 or is otherwise previously terminated AND all security interests and pledges in favor of Union pertaining to any assets of Dubach (including the Dubach Soft Collateral) have been fully discharged and released or terminated of record, BOK will exclude all of Dubach's Accounts, Contracts, Contract Rights, Inventory and General Intangibles (including all proceeds thereof) from the borrowing base utilized by the Borrowers in connection with the revolving line of credit established by BOK pursuant to the BOK Credit Agreement; and

     WHEREAS, from the effective date hereof through and including March 31, 1994, Union and BOK desire to execute this Agreement in order to provide for certain rights, relative priorities and the manner of enforcing the respective liens and security interests of Union and BOK in the Dubach assets constituting Collateral now or hereafter securing the indebtedness of Dubach (and insofar as the BOK Credit Agreement is concerned, the other Borrowers therein described and defined) arising under the Union Credit Agreement and the BOK Credit Agreement.

     THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Union and BOK hereby agree as follows:

     1. Insofar as the Union Credit Agreement is concerned, Union hereby represents to and covenants and agrees with BOK as follows:

          a. Union may from time to time issue letters of credit for the account of Dubach (but in no event will any such letters of credit be issued by Union after February 28, 1994) only in connection with Dubach's refining and refinery plant operations and gas marketing operations. Union will not issue any letters of credit for or on behalf of Dubach except only those issued pursuant to the Union Credit Agreement and in no event shall Union issue any letters of credit for the account of Dubach in connection with or arising out of Dubach's natural gas processing, treating or fractionation business or plant operations (except for gas marketing operations).

          b. In no event will the outstanding amount of letters of credit issued by Union to Dubach pursuant to the Union Credit Agreement exceed $10,000,000 at any time nor will any letters of credit issued by Union on Dubach's account have expiration or expiry dates later than March 31, 1994. Union will not extend or renew any letters of credit now or hereafter issued under the Union Credit Agreement to any expiry or expiration date subsequent to March 31, 1994.

            c. The Acquisition Loan and the Working Capital Loans to Dubach under the Union Credit Agreement have been fully paid and discharged and Union neither has nor claims any mortgage liens, security interests, pledges or other collateral interest in any property, assets or accounts of Dubach other than the Dubach Soft Collateral.

            d. Upon receipt of good funds evidencing payment in full of its Acquisition Loan and the Working Capital Loans to Dubach, Union will promptly release and/or terminate in recordable form of all of its mortgage liens and security interests in all of Dubach's assets constituting collateral for the Union Credit Agreement except only for the Dubach Soft Collateral. Union agrees to provide BOK with copies of all such releases or termination statements and will provide such further documents or evidence as may be reasonably requested by BOK as further assurance of Union's full and complete release of all of the Dubach assets as collateral for Union's liabilities and indebtedness established pursuant to the Union Credit Agreement except only for the Dubach Soft Collateral. In no event shall Union claim or assert any security interest or mortgage lien in or encumbrance against any of Dubach's equipment, real estate, leases, fixtures, rights-of-way or other hard assets, including (without limitation) those used or useful in or pertaining to Dubach's natural gas processing, treating and fractionating plants, pipeline systems and refinery and refining plants or operations.

     2. Union and BOK acknowledge and agree that regardless of any priority otherwise available to either thereof by applicable law based upon time of filing or otherwise insofar as applicable law is concerned, the liens of Union and BOK in the Dubach Soft Collateral (including all proceeds thereof) shall be determined, governed and administered solely in accordance with the terms and provisions hereof, particularly paragraph 3 below.

     3. Union agrees that regardless of any priority otherwise available to Union by law insofar as any or all of the Dubach Soft Collateral is concerned, other than its first priority security interest in the Dubach Soft Collateral used, arising out of and/or generated in connection with Dubach's refinery, refining plant and/or gas marketing operations, all of Union's liens thereagainst shall be junior and fully subordinate for all purposes to the security interests and mortgage liens granted to BOK under the BOK Credit Agreement and the Security Instruments therein defined and described. Union shall retain its first priority security interest in the Dubach Soft Collateral used, arising out of and/or generated in connection with Dubach's refining, refinery plant and/or gas marketing operations.

     4. Upon the occurrence of a Default or Event of Default by Dubach under the Union Credit Agreement or any one or more of the Borrowers under the BOK Credit Agreement, both Union and BOK represent to and acknowledge and stipulate with the other party hereto that they will diligently and jointly examine the books and records of Dubach in order to delineate between (i) Dubach Soft Collateral as to which BOK shall be entitled to absolute and first priority over Union in all respects pursuant to paragraph 3 hereof above and (ii) Dubach Soft Collateral as to which Union shall have absolute and first priority over BOK in all respects pursuant to paragraph 3 hereof above.

     5. Each party hereto agrees that it shall provide the other party hereto with a copy of all notices related to defaults that it is required to give to Dubach (or Cornerstone as Dubach's agent insofar as the BOK Credit Agreement is concerned) in accordance with such party's Credit Agreement or any of the Security Instruments pertaining thereto. Any notice that either party delivers hereunder shall be personally delivered, deposited in the United States mail, postage prepaid, certified mail, or by overnight courier of recognized national standing, addressed as follows:

                  Union Bank
                  Energy Capital Services
                  445 South Figueroa Street
                  Los Angeles, California 90071

                  Bank of Oklahoma, National Association
                  Bank of Oklahoma Tower
                  one Williams Center
                  Energy Department - 8th Floor
                  Tulsa, Oklahoma 74192

     6. This Agreement shall inure to the benefit of, and be binding on, Union and BOK and their respective successors and assigns. In the event that either party hereto shall at any time transfer or assign its right, title and interest under any Security Agreement or Security Instrument or to any Collateral after any such transfer, each party hereto hereby agrees to give prior written notice of the terms of this Agreement to any such transferee or assignee.

     7. Nothing contained herein shall be construed so as to require (other than the consent required to be obtained by Dubach pursuant to the BOK Credit Agreement) the consent of Union to any amendment, supplement, extension or modification of the BOK Credit Agreement or the increase, renewal or extension of any obligation of Dubach thereunder or under any BOK Security Instrument now or at any time hereafter.

     8. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but when taken together shall constitute but one agreement.

      9. This Agreement may be amended or modified by a writing duly executed by each of the parties hereto.

     10. Each term not otherwise defined herein shall have the meaning ascribed thereto in the applicable Uniform Commercial code.

     11. This Agreement shall be governed by the substantive laws (other than conflict laws) of the State of Oklahoma.

     12. This Amended and Restated Intercreditor Agreement supersedes and replaces that certain Intercreditor Agreement dated as of November 2, 1993 between Union and BOK.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date and year first above written.

                                    UNION BANK


                                    By:   ______________________________

                                          Walter M. Roth, Vice President

                                    By:   ______________________________
                                                                 (Title)
                                                      "Union"

                                    BANK OF OKLAHOMA, NATIONAL
                                    ASSOCIATION


                                    By:   ____________________________
                                          Jack Brannon, Vice President
                                                       "BOK"


The undersigned acknowledges receipt of a fully executed counterpart of the foregoing Amended and Restated Intercreditor Agreement between Union and BOK and consents and agrees to the terms and provisions thereof.

Dubach Gas Company


By:   _____________________
      Robert L. Cavnar,
      Senior Vice President